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Exhibit No. 10(E)


                                    AIRCRAFT
                              MANAGEMENT AGREEMENT

         THIS MANAGEMENT AGREEMENT (the "Agreement") made and entered into as of this 23rd day of April, 1999, by and between Village Transport Corp., a Delaware corporation having an office at 6300 Wilson Mills Road, Mayfield Village, Ohio 44143 ("Manager"), and ACME Operating Corporation, an Ohio corporation having an office at 6300 Wilson Mills Road, Mayfield Village, Ohio 44143 ("ACME").

                                   WITNESSETH:

         WHEREAS, ACME pursuant to an Aircraft Lease Agreement ("Lease") dated of even date herewith, leases the aircraft (the "Aircraft") bearing the manufacturer's Serial Number and Federal Aviation Administration Registration Number set forth on the Schedule hereto, equipped with two General Electric CF 34-1A engines as more particularly described in the Lease Schedule (hereinafter called the "Aircraft"); and

         WHEREAS, ACME is desirous of engaging the services of Manager to provide certain management services with respect to the Aircraft; and

         WHEREAS, Manager is desirous of providing certain management services pertaining to the Aircraft on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the parties hereto hereby agree as follows:

         1. ACME hereby engages Manager, and Manager hereby agrees, to provide certain management services with respect to the Aircraft for the benefit of the ACME.

         2. Manager hereby agrees for the benefit and at the direction of ACME that it shall provide the services set forth below:

         3. (a) Throughout the term of this Agreement, Manager shall, at ACME's cost and expense, (1) inspect, maintain, service, repair, overhaul and test the Aircraft by duly competent personnel, in accordance with FAA approved maintenance and preventive repair programs therefor, so as to keep the Aircraft in good operating condition, ordinary wear and tear excepted, and in such condition as may be necessary to enable the airworthiness certification of the Aircraft to be maintained in good standing at all times under 49 U.S.C. Section 40101, et seq., as in effect from time to time; (2) maintain all records, logs and other materials required by the FAA to be maintained in respect of the Aircraft and make the same available for ACME's inspection; and (3) comply with all laws of each and every jurisdiction in which the Aircraft may be operated and with all rules of the FAA and each and every other legislative, executive, administrative or judicial body exercising any power or jurisdiction over the Aircraft, and shall maintain the Aircraft in proper condition for operation under such laws and rules including, without limitation, all manufacturers recommended maintenance. Manager also agrees not to


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operate or locate the Aircraft, or suffer the Aircraft to be operated or located, in any area excluded from coverage by any insurance required by the terms of this Agreement.

            (b) The cost of compliance with any airworthiness or similar directive, or regulation issued by the FAA or other governmental agency ("Airworthiness Directive") and the cost of complying with any mandatory or recommended service bulletins or letters, shall be borne by ACME.

         4. (a) Manager hereby agrees to identify and make available to ACME at the inception of this Agreement, certain pilots, from a group of professionally qualified pilots who shall be familiar with and licensed to operate the Aircraft, from which ACME shall, in its own discretion, designate two (2) of such pilots to operate the Aircraft for ACME, and thereafter such designated pilots shall be ACME's pilots of the Aircraft. The pilot designation shall be in writing and signed by ACME, which writing shall be binding upon ACME.

            (b) ACME shall be permitted to remove any of such pilots by providing written notice to Manager and designate new pilots, who shall thereafter be ACME's pilots of the Aircraft.

            (c) Notwithstanding the foregoing, the pilots designated by ACME shall be subject to (i) availability, (ii) the rules and regulations promulgated by the FAA, and (iii) strikes and labor disputes.

            (d) ACME may at any time provide its own pilots upon twenty-four
(24) hours prior notice to Manager.

            (e) ACME hereby directs Manager and Manager hereby agrees to make all necessary take-off, flight and landing arrangements for flights operated by ACME. Manager shall pay, at Manager's cost and expense, the following operating expenses relating to the Aircraft: crew salary and benefits, telephone and costs associated with providing information services. ACME shall, at all reasonable times, have the right to inspect Manager's records with respect to the Aircraft.

            (f) ACME will pay all operating expenses related to the Aircraft except those set forth in paragraph (e) of this Section 4. Such operating expenses shall include, but shall not be limited to: fuel, storage, domestic landing fees, all federal, state and local taxes, charges, imposts, duties and excise taxes and with respect to flights outside the 48 contiguous states of the continental United States (the "Continental United States"), for foreign permit, overflight, navigation, and air space fees, customs, head taxes and similar assessments relating to the ownership, operation, maintenance or the use of the Aircraft by ACME, registration and handling costs, catering, crew travel and lodging, hangar and tie-down costs, flight planning and weather contract services, maintenance supplies, outside pilot services (if any), equipment costs, sales and use taxes and any other taxes and licensing fees associated with the Aircraft.

         5. ACME shall obtain, at ACME's expense, all-risk aircraft hull insurance with no deductible with respect to the Aircraft, against any loss, theft or damage to the Aircraft, including



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extended coverage with respect to any engines or parts while removed from the
Aircraft, for the fair market value of the Aircraft, naming Manager and ACME, as named insureds and loss payees with losses payable as their respective interests may appear. ACME shall likewise pay for and arrange to procure liability insurance for the Aircraft in the form and substance and with such insurers approved by Manager but in an amount not less than One Hundred Million Dollars ($100,000,000) single limit liability coverage and shall cause ACME and Manager, to be named as additional insureds. Copies of such policies and certificates of Insurance shall be furnished by the ACME to Manager promptly upon the execution of this Agreement. Such Insurance shall be maintained by ACME in full force and effect throughout the term hereof and the insurer shall provide ACME and Manager thirty (30) days advance notice of cancellation or material alteration. All such insurance shall contain a Breach of Warranty Endorsement in favor of ACME and Manager.

         6. At ACME's direction, Manager hereby agrees that it will provide assistance to and consult with ACME in all matters regarding the Aircraft including but not limited to:

            (a) FAA and manufacturers correspondence and directives;

            (b) Enforcement of warranty claims;

            (c) Enforcement, litigation and settlement of insurance matters; and

            (d) Parts replacement, services and maintenance arrangements.

         7. As compensation for the services to be performed by Manager hereunder, ACME hereby agrees to pay to Manager an annual Management Fee in an amount equal to $405,200; provided, that the parties agree to adjust the Management Fee at each anniversary of the date hereof. The Management Fee shall be payable in twelve equal monthly installments each of which shall be due on the first day of each calendar month during the term of this Agreement.

         8. In addition, ACME agrees that it shall provide Manager with the following information for each proposed flight:

            (a) proposed departure point;

            (b) destination;

            (c) date and time of flight;

            (d) the number of anticipated passengers;

            (e) the nature and extent of luggage to be carried;

            (f) the date and time of a return flight, if any; and


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            (g) any other information concerning the proposed flight that may be pertinent or is reasonably required by Manager.

         9. Manager agrees that, throughout the term of this Agreement, it shall not cause or permit, through any of its own acts or failures to act, any liens, claims or encumbrances to attach to the Aircraft other than mechanics liens to be discharged in the ordinary course of business.

         10. ACME acknowledges that Manager shall have no liability for delay or failure to furnish the pilots pursuant to this Agreement. Manager shall not otherwise be liable to ACME for any direct, indirect, special, consequential or other damages caused directly or indirectly by any such delay or failure to furnish the pilots. ACME and Manager further agree that when, in the reasonable view of ACME or the pilots of the Aircraft, safety may be compromised, ACME or the pilots may terminate a flight, refuse to commence a flight, or take other action necessitated by such safety considerations without liability for loss, injury, damage or delay. ACME can dictate other limitations of flights. ACME acknowledges that the ACME shall operate the Aircraft at all times in accordance with applicable FAA Regulations.

         11. Upon the occurrence of an Event of Default (as hereinafter defined) under this Agreement, Manager will cease all activities hereunder. In addition to the foregoing, Manager shall have all right to bring an action or claim against ACME for all sums which may be due and owing hereunder and to pursue all other remedies available to it at law or in equity. For purposes hereof, the term "Event of Default" shall mean the occurrence and continuation of any of the following events of default hereunder:

             (a) The failure of ACME to pay when due the Management Fee set forth in Section 7 hereof or any taxes or similar assessments levied or imposed against components of such fee, as set forth in said Section 7, with a ten (10) day period of grace after written notice of nonpayment;

             (b) The material breach by ACME of any other provision of this Agreement, which material breach shall continue for thirty (30) days after written notice to ACME;

             (c) If ACME shall:

                 (1) admit in writing its inability to pay, or fail to pay, its debts generally as they become due;

                 (2) file a petition in bankruptcy or a petition to take advantage of any insolvency act or file an answer admitting or failing to deny the material allegations of such petition:

                 (3) make an assignment for the benefit of its creditors;

                 (4) consent to the appointment of, or possession by, a custodian for itself or for the whole or substantially all of its property; or


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                 (5) file a petition or answer seeking reorganization or
         arrangement or other aid or relief under any bankruptcy or insolvency laws or any other law for the relief of debtors or file an answer admitting, or fail to deny, the material allegations of a petition filed against it for any such relief.

             (d) If a court of competent jurisdiction shall enter an order, judgment or decree appointing, without the consent of ACME, a custodian for ACME or the whole or substantially all of its property, or approving a petition filed against it seeking liquidation, reorganization or arrangement of ACME under any bankruptcy or insolvency laws or any other law for the relief of debtors, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof; or,

             (e) If, under the provision of any law for the relief of debtors, any court of competent jurisdiction or custodian shall assume custody or control of ACME or of the whole or any substantial part of its property without the consent of ACME, and such custody or control shall not be terminated or stayed within sixty (60) days from the date of assumption of such custody or control.

         12. This Agreement shall commence on the date of execution hereof and shall terminate on the earlier of (i) thirty (30) days after the date Manager elects to terminate this Agreement as a result of ACME's default, or (ii) after the first anniversary hereof, thirty (30) days after either party elects, by written notice to the other party, to terminate this Agreement.

         13. Manager represents and warrants to ACME as follows:

             (a) Manager is a corporation duly and validly organized and existing in good standing under the laws of the state of its incorporation. Manager has the power and authority to enter into this Agreement and to execute, deliver or receive all other instruments and documents executed and delivered and received, in connection with the transactions contemplated hereunder;

             (b) There is no action, suit or proceeding pending against Manager before or by any court, administrative agency or other governmental authority, or threatened, which brings into question the validity of, or in any way legally or financially (in the case of performance) impairs or would if adversely determined impair the execution, delivery or performance by Manager of this Agreement;

             (c) The execution and delivery of this Agreement by Manager and the performance by it of its obligations hereunder, have been duly authorized by all necessary corporate action of Manager and do not violate or conflict with (i) any provision of Manager's Certificate of Incorporation or By-Laws, (ii) any law or any order, writ, injunction, decree, rule or regulation of any court, administrative agency or any other governmental authority or (iii) any Agreement entered into or binding on Manager or its affiliated companies, whether relating to the Aircraft or otherwise;


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             (d) This Agreement constitutes the valid and binding obligations of
Manager enforceable in accordance with its terms, subject, however, to (i) laws of general application affecting creditors' rights and (ii) judicial discretion, to which equitable remedies are subject; and

             (e) Manager is not subject to any restriction (which has not been complied with) or agreement which, with or without the giving of notice, the passage of time, or both, prohibits or would be violated by, or be in conflict with, the execution, delivery and consummation of this Agreement.

         14. ACME represents and warrants to Manager as follows:

             (a) ACME is duly and validly organized and existing in good standing under the laws of the state of its incorporation;

             (b) ACME has the power and the authority to enter into this Agreement, and to carry out the transactions contemplated hereunder;

             (c) The execution and delivery of this Agreement by ACME, and the performance of its obligations hereunder, have been duly authorized by all necessary action of ACME and do not violate or conflict with (i) any provision of ACME's Certificate of Incorporation or By-Laws or (ii) any law or any order, writ, injunction, decree, rule or regulation of any court, administrative agency or any other governmental authority. There is no action, suit or proceeding pending or threatened against ACME before any court, administrative agency or other governmental authority which brings into question the validity of, or might in any way impair, the execution, delivery or performance by ACME of this Agreement; and

             (d) This Agreement constitutes the valid and binding obligations of the ACME enforceable in accordance with its terms, subject, however, to (i) laws of general application affecting creditors' rights and (ii) judicial discretion, to which equitable remedies are subject.

         15. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their representatives, successors and permitted assigns. This Agreement shall not be assignable by either party except upon the express written consent of the other party.

         16. This Agreement constitutes the entire understanding among the parties with respect to the subject matter hereof, and any changes or modifications hereto must be in writing and signed by authorized representatives of both parties. The parties hereto further agree that the courts of the United States and State of Ohio shall have jurisdiction over the parties with regard to any disputes arising under this Agreement or arising out of the operation, maintenance, inspection, servicing or occupancy of the Aircraft during the term of the Agreement and that this Agreement shall be interpreted and governed by the laws of the State of Ohio.

         17. Any notice, request or other communication to either party by the other hereunder shall be made in writing and shall be deemed given on the earlier of the date (i) personally delivered with receipt acknowledged, or (ii) telecopied at time of transmission or (iii) three (3)


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days after mailed by certified mail, return receipt requested, postage prepaid and addressed to the party at the address set forth in the first paragraph of this Agreement. The address of a party to which notices or copies of notices are to be given may be changed from time to time by such party by written notice to the other party.

         18. This Agreement may be executed in one or more counterparts each of which shall be deemed an original, all of which together shall constitute one and the same agreement.

         19. In the event that any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable provision, which, being valid, legal and enforceable, comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed the day and year first above written. The persons signing below warrant their signatures.

ACME Operating Corporation


By:   /s/ Peter B. Lewis
      ----------------------------------
      Peter B. Lewis, President

Village Transport Corp.

By:   /s/ David M. Schneider
      ----------------------------------

      David M. Schneider, Secretary



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                                    SCHEDULE


Minimum Telephonic Notice:          24 hours
Serial No.:                         3007
FAA Registration No.:               N711SX